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                                                                  Exhibit 10(af)

                      THE NATIONAL BANK OF SUSSEX COUNTY
                         SALARY CONTINUATION AGREEMENT


     THIS AGREEMENT ("Agreement") is made as of this 17th day of December, 1996, by and between THE NATIONAL BANK OF SUSSEX COUNTY (the "Bank"), and Robert A. Vandenbergh (the "Executive").

                             W I T N E S S E T H:

     WHEREAS, the Executive is employed by the Bank; and

     WHEREAS, the Bank is a wholly-owned subsidiary of High Point Financial
Corp.;

     WHEREAS, the Bank recognizes the valuable services heretofore performed for it by such Executive and wishes to encourage continued employment; and

     WHEREAS, the Bank and the Executive wish to provide the terms and conditions upon which the Bank will pay such additional compensation to the Executive after retirement or other termination of employment and/or death benefits to his beneficiary after death; and

     WHEREAS, the Bank and the Executive intend this Agreement to be considered an unfunded arrangement maintained primarily to provide retirement income for such Executive, who is a member of a select group of management or highly compensated employees of the Bank, for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
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     NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, the Bank and the Executive agree as follows:



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ARTICLE 1.

                                  DEFINITIONS

     1.1 Definitions. Except where the context clearly indicates otherwise, the following words and terms shall have the following meanings for purposes of this Agreement:

          1.1.1 "Bank" means The National Bank of Sussex County and its successors.

          1.1.2  "Benefit Percentage" means 72%.

          1.1.3  "Board" means the Board of Directors of the Bank.

          1.1.4  "Code" means the Internal Revenue Code of 1986, as amended.

          1.1.5  "Company" means High Point Financial Corp. and its successors.

          1.1.6 "Disability" means, if the Executive is covered by a Bank-sponsored disability insurance policy, total disability as defined in such policy without regard to any waiting period. If the Executive is not covered by such a policy, Disability means the Executive suffering a sickness, accident or injury which, in the judgment of a physician satisfactory to the Bank, prevents the Executive from performing substantially all of the Executive's normal duties for the Bank. As a condition to any benefits under this Agreement, the Bank may require from time to time the Executive to submit to such physical or mental evaluations and tests as the Board of Directors deems appropriate.



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          1.1.7  "Early Retirement Date" means the date on which the Executive attains age 62 and completes 12 Years of Service.

          1.1.8  "Final Pay" means the numerical average of the sum of
(i)+(ii)+(iii);

          where (i) is the total annual base salary payable to the Executive at the rate in effect on the day prior to the Executive's Termination of Employment, and where (ii) is the total annual base salary paid to the Executive for the first full calendar year immediately prior to the calendar year in which the Executive's Termination of Employment becomes effective as reported on the Executive's Form W-2 for such full calendar year; provided, however, such total annual base salary shall be reduced by any amount attributable to fringe benefits, reimbursements and expenses which are required to be reported as taxable income on the Executive's W-2 for such full calendar year, such as personal use of a corporate vehicle, and where (iii) is the total annual base salary paid to the Executive for the second full calendar year preceding to the calendar year in which the Executive's Termination of Employment becomes effective as reported on the Executive's Form W-2 for such full calendar year; provided, however, such total annual base salary shall be reduced by an amount attributable to fringe benefits, reimbursements and expenses which are required to be reported as taxable income on the Executive's W-2 for such full calendar year, such as personal use of a corporate vehicle.



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          Final Pay as determined above shall not be reduced for any salary reduction contributions made:  (i) to cash or deferred arrangements under
Section 401(k) of the Code sponsored by the Bank; (ii) to a cafeteria plan under
Section 125 of the Code sponsored by the Bank; or (iii) to a deferred compensation plan that is not qualified under Section 401(a) of the Code sponsored by the Bank. Final Pay shall not be increased by any bonuses, reimbursed expenses, credits or benefits under any plan of deferred compensation to which the Bank contributes, or any additional cash compensation or compensation payable in a form other than cash.

          1.1.9 "Normal Retirement Date" means the date on which the Executive attains age 65 and completes 12 Years of Service.

          1.1.10    "Plan Year" means the calendar year.

          1.1.11 "Termination of Employment" means the Executive's ceasing to be actively employed by the Bank for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence.

          1.1.12 "Year of Service" means the computation period of twelve consecutive months during which the Executive is employed on a full-time basis by the Bank, inclusive of any approved leaves of absence. The initial computation period shall begin on the Executive's date of hire and thereafter the computation period shall shift to the Plan Year which includes the anniversary of the date on which the Executive was first hired.

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          1.1.13    "Change of Control" means any of the following events:

          (i) a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company or the Bank, or a similar transaction in which the Company or the Bank is not the resulting entity; or

          (ii) individuals who constitute the Incumbent Board (as herein defined) of the Company or the Bank cease for any reason to constitute a majority thereof; or

          (iii) a change of control within the meaning of 12 C.F.R. 225.42; or

          (iv) an event occurs of a nature that would be required to be reported in response to Item 1 of the current report on the Company's Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or

          (v) without limitation, a change in control shall be deemed to have occurred at such time as any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or the trustees of the Company sponsored employee stock ownership plan and trust or any other employee benefit plan of the Company or the Bank established from time to time is or becomes a "beneficial owner" (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the Company's outstanding securities ordinarily having the right to vote at the election of the Board of Directors of the Company; or

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        (vi) a proxy statement soliciting proxies from stockholders of the
Company is distributed by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by the Company.

          For purposes of this Section, "Incumbent Board" means the Board of Directors of the Company on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarter of the directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

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ARTICLE 2.

                               LIFETIME BENEFITS

     2.1 Normal Retirement Benefit. If the Executive terminates employment on or after the Normal Retirement Date for any reason, the Bank shall pay to the Executive the benefit described in this Section 2.1.

          2.1.1 Amount of Benefit. The benefit under this Section 2.1 is one-twelfth of the Executive's Final Pay multiplied by the Benefit Percentage which product is reduced by the amounts computed under 2.1.1.1, 2.1.1.2 and 2.1.1.3 below:

          2.1.1.1 Social Security Benefits. One-half (1/2) of the monthly unreduced primary (not family) retirement benefits under the United States Social Security Act that the Executive would be eligible for if an application for such benefits were made as of the Executive's 65th birthday, assuming the Executive had earnings at or above the maximum contribution and benefit base under Section 230 of the United States Social Security Act for his working career (For purposes of this Section 2.1.1.1, if Executive's Termination of Employment under this Agreement occurs prior to Executive's attainment of age 65 the calculation of the Social Security benefit under this Section 2.1.1.1 shall be based on the maximum social security benefit payable to an age 65 fully insured individual as of the date of the Executive's Termination of Employment, increased by 3% per year to the date the Executive would have attained age 65); and

          2.1.1.2 Company's Qualified Employee Stock Ownership Plan Benefits. The monthly straight life annuity

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benefit the Executive would be entitled to receive under the Company's qualified
Employee Stock Ownership Plan determined by the number of shares due the Executive multiplied by the average market bid price of the shares during the last ten trading days, as reported by the weekly activity report from the National Quotation Bureau Incorporated or such similar reporting service, prior to the Executive's Termination of Employment assuming a single life expectancy based on the Executive's then current age using the table published in treasury regulation 1.72-9, Table V and further assuming an interest rate of 7.0%; and

          2.1.1.3 Company's Qualified 401(k) Plan Benefits. The monthly straight life annuity benefit the Executive would be entitled to receive under the Company's qualified 401(k) Plan determined by the value accumulated as of the Executive's Termination of Employment related to the Company's matching funds only and not to the total value of the Executive's 401(k) entitlement assuming a single life expectancy based on the Executive's then current age using the chart published in treasury regulation 1.72-9, Table V and assuming an interest rate of 7.0%.

          2.1.2 Payment of Benefit. The Bank shall pay the benefit determined under this Section 2.1 to the Executive on the first day of each month commencing with the month following the Executive's Termination of Employment on or after the Normal Retirement Date and continuing until the later of (i) the Executive's death or (ii) the date on which the Bank has made 179 additional monthly payments as provided under this Article.

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          2.1.3  Benefit Increases.  Commencing on the first anniversary of the first benefit payment, and continuing on each subsequent anniversary, the benefit shall be increased by the percentage increase in the Consumer Price Index for the calendar year ending immediately prior to said anniversary date for the same period with a minimum annual increase of 3% and a maximum annual increase of 5%.

     2.2 Early Retirement Benefit. If the Executive terminates employment after the Early Retirement Date but before the Normal Retirement Date, and for reasons other than death or Disability, the Bank shall pay to the Executive the benefit described in this Section 2.2.

          2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the benefit calculated under Section 2.1.1 as if the date of the Executive's Termination of Employment were the Executive's Normal Retirement Date, multiplied by a fraction, the numerator of which is the Executive's actual Years of Service and the denominator is the Executive's Years of Service determined as if the Executive had continued employment to the Normal Retirement Date.

          2.2.2  Payment of Benefit.  The Bank shall pay the benefit under this
Section 2.2 to the Executive on the first day of each month commencing with the month following the Executive's Termination of Employment and continuing until the later of (i) the Executive's death or (ii) the date on which the Bank has made 179 additional monthly payments as provided under this Article.

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          2.2.3  Benefit Increases.  Benefit payments determined under this
Section 2.2 shall be increased as provided in Section 2.1.3.

     2.3 Disability Benefit. If the Executive terminates employment for Disability prior to the Normal Retirement Date, the Bank shall pay to the Executive the benefit described in this Section 2.3.

          2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the Normal Retirement Benefit calculated under Section 2.1.1 as if the date of the Executive's Termination of Employment were the Executive's Normal Retirement Date, multiplied by a fraction, the numerator of which is the Executive's actual Years of Service and the denominator is the Executive's Years of Service determined as if the Executive had continued employment to the Normal Retirement Date.

          2.3.2  Payment of Benefit.  The Bank shall pay the benefit under this
Section 2.3 to the Executive on the first day of each month commencing with the month following the Executive's Termination of Employment, or later if Section
2.3.4 applies, and continuing until the earlier of (a) the Executive's recovery from the Disability or (b) the later of (i) the Executive's death or (ii) the date on which the Bank has made 179 additional monthly payments as provided for under this Agreement.

          2.3.3  Benefit Increases.  Benefit payments determined under this
Section 2.3 shall be increased as provided in Section 2.1.3.

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          2.3.4  Deferment of Payments.  To the extent that the Executive is covered under the Bank's Wage Continuation Plan (which is in effect on the date benefit payments are to commence under this Agreement) and Executive receives payments under such Plan, the payments due under this Section 2.3 will be deferred until all payments due Executive under the Wage Continuation Plan have been made. Such deferral of benefits does not reduce the number of payments to be made under this Section 2.3.

     2.4 Change of Control Benefits. If the Executive is in the active service of the Bank and terminates employment, voluntarily or involuntarily, other than on account of death, disability, or retirement within the six (6) month period immediately preceding a Change in Control or at any time after a Change in Control, the Bank shall pay to the Executive the benefit described in this
Section 2.4 in lieu of any other benefit under this Agreement. For purposes of this Section 2.4, the Executive shall have the right for a period of twelve (12) months following a Change of Control to elect to voluntarily terminate his employment with the Bank in the event Executive is reassigned to a position of lesser rank or status than that held prior to the Change of Control, or the Executive's principal place of employment is relocated by more than thirty (30) miles from its location prior to the Change of Control, or Executive's annual compensation is reduced, or if there is a material reduction in other benefits below what they were prior to the Change of Control, and in such event, Executive shall be treated as if his employment had been involuntarily terminated and not "For Cause," as defined in Section 5.1 hereof,

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and shall be entitled to receive the benefits provided for under this Section
2.4.

          2.4.1 Amount of Benefit. The benefit under this Section 2.4 is the benefit calculated under Section 2.1.1 as if the date of the Executive's Termination of Employment were the Executive's Normal Retirement Date, multiplied by a fraction. The numerator of the fraction is the Executive's actual Years of Service and the denominator of the fraction is the Executive's Years of Service determined as if the Executive continued employment to the Normal Retirement Date.

          2.4.2 Payment of Benefit. The Bank shall pay the benefit to the Executive on the first day of each month commencing with the month following the Executive's Termination of Employment after the Change of Control and continuing until the later of (i) the Executive's death or (ii) the date on which the Bank has made 179 additional monthly payments as provided for under this Agreement.

          2.4.3 Benefit Increases. Benefit payments shall be increased as provided in Section 2.1.3.

     2.5 Early Termination Benefit. If the Executive terminates employment before his Early Retirement Date for reasons other than death, Disability or Change of Control, the Bank shall pay to the Executive the benefit described in this Section 2.5.

          2.5.1 Amount of Benefit. The benefit under this Section 2.5 is the benefit calculated under Section 2.1.1 as if the date of the Executive's Termination of Employment were the Executive's Normal Retirement Date, multiplied by a fraction, the

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numerator of which is the Executive's actual Years of Service and the denominator is the Executive's Years of Service determined as if the Executive had continued employment to his Normal Retirement Date.

          2.5.2  Payment of Benefit. The Bank shall pay the benefit under this
Section 2.5 to the Executive on the first day of each month commencing with the month following the Executive's attaining age sixty-five (65) and continuing until 179 additional monthly payments have been made. If the Executive terminates employment before his Early Retirement Date for reasons other than Disability or Change of Control and dies prior to attaining age sixty-five, the Bank shall pay the benefit under this Section 2.5 to the Executive's named beneficiary under this Agreement on the first day of each month commencing with the month following the Executive's death and continuing until 179 additional monthly payments have been made.

          2.5.3  Benefit Increases. Benefit payments determined under this
Section 2.5 shall be increased as provided in Section 2.1.3.

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ARTICLE 3.

                                DEATH BENEFITS

     3.1 Death During Active Service. If the Executive dies while in the active service of the Bank, the Bank shall pay to the Executive's beneficiary or beneficiaries, or his estate, as the case may be, the benefit described in this
Section 3.1.

          3.1.1 Amount of Benefit. The benefit under Section 3.1 is the lifetime benefit that would have been paid to the Executive under Section 2.1 calculated as if the date of the Executive's death were the Normal Retirement Date.

          3.1.2 Payment of Benefit. The Bank shall pay the benefit to the Beneficiary on the first day of each month commencing with the month following the Executive's death and continuing until the Bank has made 179 additional monthly payments to the Executive's beneficiary.

          3.1.3 Benefit Increases. Benefit payments shall be increased as provided in Section 2.1.3.

     3.2 Death During Benefit Period. If the Executive dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Bank shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

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ARTICLE 4.

                                 BENEFICIARIES

     4.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Bank. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Bank during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's surviving spouse, if any, and if none, to the Executive's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Executive's estate.

     4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor incompetent person or incapable person. The Bank may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

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ARTICLE 5.

                              GENERAL LIMITATIONS

     5.1 Termination For Cause. Notwithstanding any other provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement if the Bank terminates the Executive's employment "For Cause." For purposes of this Agreement, termination "For Cause" shall mean termination of the Executive's employment because of the following:

          5.1.1  Executive's gross negligence or gross neglect of duties; or

          5.1.2 Executive's conviction of a felony or of a gross misdemeanor involving moral turpitude; or

          5.1.3 Executive's personal dishonesty, fraud, incompetence, willful violation of any significant Bank policy committed in connection with the Executive's employment and resulting in an adverse effect on the Bank, any breach of fiduciary duty involving personal profit, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of any material provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the banking industry. Notwithstanding the foregoing provisions of this Section 5.1, Executive shall not be deemed to have been terminated "For Cause" unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of

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the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying termination "For Cause" and specifying the particulars thereof in detail. The Executive shall not have the right to receive any benefits under this Agreement for any period after termination For Cause.

     5.2 Suicide or Misstatement. No benefits shall be payable if the Executive commits suicide within two years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Bank.

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ARTICLE 6.

                         CLAIMS AND REVIEW PROCEDURES

     6.1 Claims Procedure. The Bank shall notify the Executive or Executive's beneficiary in writing, within ninety (90) days of his written application for benefits of his eligibility or ineligibility for benefits under the Agreement. If the Bank determines that the Executive or his beneficiary is not eligible for benefits or full benefits, the notice shall set forth (i) the specific reasons for such denial, (ii) a specific reference to the provisions of the Agreement on which the denial is based, (iii) a description of any additional information or material necessary for the claimant to perfect his claim, and a description of why it is needed, and (iv) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Executive or his beneficiary wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Executive or his beneficiary of the special circumstances and the date by which a decision is expected to be made and may extend the time for up to an additional ninety-day period.

     6.2 Review Procedure. If the Executive or his beneficiary is determined by the Bank not to be eligible for benefits, or if the Executive or his beneficiary believes that he is entitled to greater or different benefits, the Executive or his beneficiary shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within sixty
(60) days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the Executive or his beneficiary believes entitle him to benefits or to greater or different benefits. Within sixty

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(60) days after receipt by the Bank of the petition, the Bank shall afford the
Executive or his beneficiary (and counsel, if any) an opportunity to present his position to the Bank orally or in writing, and the Executive or his beneficiary (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Executive or his beneficiary of its decision in writing within the sixty-day period, stating specifically the basis of its decision, and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Bank, but notice of this deferral shall be given to the Executive or his beneficiary.

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ARTICLE 7.

                          AMENDMENTS AND TERMINATION

     7.1 Generally. (a) This Agreement may not be modified, amended or terminated except by an instrument in writing signed by the Bank and the Executive. Notwithstanding the foregoing, the Bank may, at any time in its sole and absolute discretion, accelerate the payment of full benefits under the Plan to Executive or his beneficiary. If such payment of full benefits is accelerated, the computation of a single sum to be paid will be determined as follows: i) the monthly benefit, if not already determined, will be determined under the appropriate paragraph of Article 2 herein, ii) the single sum benefit will be determined by computing the present value of the projected stream of benefit payments using a discount rate of six percent (6.00%), iii) the single sum benefit will be determined by computing the present value of the projected stream of benefit payments using an expected life of the Executive as determined by the table published in Treasury Regulation 1.72-9, Table V or, if are to be made to the Executive's beneficiary, for the remaining months of payments to be made under this Agreement, and iv) the calculation will assume an annual benefit increase of four percent (4.00%).

          (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each

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such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     7.2 Exception. Notwithstanding the provisions of Section 7.1, any and all provisions contained herein shall be consistent and comply with applicable laws and regulations enacted or promulgated both before and after the execution of this Agreement. To the extent that any such provision in this Agreement is inconsistent or in noncompliance with applicable laws or regulations, that part which is inconsistent or in noncompliance shall be deemed void. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

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ARTICLE 8.

                                 MISCELLANEOUS

     8.1 Binding Effect. This Agreement shall bind the Bank, Executive and their beneficiaries, survivors, executors, administrators, transferees, and successors. The Bank and the Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank, or the Company, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

     8.2 No Guaranty of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

     8.3 Non-Transferability. Neither the Executive nor any beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his beneficiary, nor be transferable by operation of law in the event of

                                       23
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bankruptcy, insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Bank's obligations hereunder shall forthwith cease and terminate.


        8.4 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

        8.5 Applicable Law. This Agreement and all rights hereunder shall be governed by and construed according to the laws of New Jersey, except to the extent preempted by the laws of the United States of America.

        8.6 Unfunded Arrangement. The Executive and his beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and beneficiary have no preferred or secured claim.

        8.7 Entire Agreement. This Agreement constitutes the entire general agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

        8.8 Administration. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to:

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         8.8.1   Interpreting the provisions of the Agreement;

         8.8.2 Establishing and revising the method of accounting for the Agreement.

         8.8.3   Maintaining a record of benefit payments; and

         8.8.4 Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

         8.8.5 No Fiduciary Relationship. Neither this Agreement, nor any action taken by the Board or the Bank, shall create or be deemed to create a trust or fiduciary relationship of any kind between the Company or the Bank and the Executive or his beneficiary, or any other person.

         8.8.6 Gender and Number. References to the male gender shall include the female gender unless the context requires otherwise. Words importing the singular number shall include the plural and vice versa.

         8.8.7 Titles and Headings. The titles to articles and headings of sections of this Agreement are for convenience of reference and, in case of any conflict, the text of the Agreement, rather than such titles and headings, shall control .

        8.9 Payment of Legal Fees. All reasonable legal fees paid or incurred by Executive or his beneficiaries pursuant to any dispute or question of interpretation or amount of benefits relating to this Agreement shall be paid or reimbursed by the

Bank if the Executive or his beneficiaries are successful on the merits pursuant to a legal judgment, arbitration or settlement.

         8.10 Severability. If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

        IN WITNESS WHEREOF, the Executive and a duly authorized Bank officer have signed this Agreement as of the date first written above.

EXECUTIVE                          BANK

                                   The National Bank of Sussex County



\Robert A. Vandenbergh             By: /s/ Charles L. Lain
                                      ---------------------
                                   Name:  Charles L. Lain
                                   Title: Chairman of the Board




                                   AGREED AND CONSENTED TO:

                                   HIGH POINT FINANCIAL CORP.



                                   By: /s/ Charles L. Tice
                                       ----------------------
                                   Name:  Charles L. Tice
                                   Title: Chairman of the Board

                                       26